ARTICLES OF INCORPORATION
                                  OF
                            LEITECH, INC.

 We, the undersigned, natural persons over the age of twenty-one (21)
  years, acting as incorporators of a corporation under the general corporation law (Chapter 78 of Nevada Revised Statutes) of the State of
                     Nevada, do hereby certify:

                              ARTICLE I
                            CORPORATE NAME

The name of the Corporation is LEITECH, INC.

                              ARTICLE II
                               DURATION

The duration of the Corporation shall be perpetual.

                             ARTICLE III
                           GENERAL PURPOSES
This Corporation is organized for the following purposes:
          A. To purchase, sell and invest in new products, technologies and businesses of any and all types and kinds.

          B.  To acquire or merge into existing businesses.

          C. To buy, sell, mortgage, exchange, lease, hold for investment or otherwise operate real and personal property of all kinds and any interest therein.

          D.  For any other purposes allowed by law.

          E. The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to, or inference from, the terms of any provision of this or any other article hereof.

                              ARTICLE IV
                          AUTHORIZED SHARES

The amount of the total authorized capital stock of this corporation is $100,000.00 consisting of ONE HUNDRED MILLION (100,000,000) shares with a par value of ONE TENTH OF ONE CENT ($0.001) per share. All stock of this corporation shall be of the same class, which shall be designated common stock.

                              ARTICLE V
                           PRINCIPAL OFFICE

The principal office of the Corporation is to be located at One East
First Street, Reno, Washoe City, Nevada 89501. The registered agent at that address is Corporation Trust Company of Nevada.

                              ARTICLE VI
                          PRE-EMPTIVE RIGHTS

The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

                             ARTICLE VII
                              DIRECTORS

The number of directors constituting the initial Board of Directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

               Leon E. Lee         l18 North 1170 East
                                   Springville, UT 84663

               Ronald Tracy Stevens     2892 East 7320 South
                                   Salt Lake City, UT 84117

               Barbara B. Lee      118 North 1170 East
                                   Springville, UT 84663

                             ARTICLE VIII
                            INCORPORATORS

The names and addresses of the incorporators are:

               Leon E. Lee         l18 North 1170 East
                                   Springville, UT 84663

               Ronald Tracy Stevens     2892 East 7320 South
                                   Salt Lake City, UT 84117

               Barbara B. Lee      118 North 1170 East
                                   Springville, UT 84663

                              ARTICLE IX
                          NON-ASSESSABILITY

Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                              ARTICLE X
                    EXEMPTION FROM CORPORATE DEBTS

The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

DATED this 29th day of August, 1986.


                                /s/ Leon E. Lee                 .
                                        Incorporator


                                /s/ Ronald Tracy Stevens        .
                              Incorporator

                                /s/ Barbara B. Lee              .
                                        Incorporator




STATE OF UTAH
                    :SS.
COUNTY OF SALT LAKE

     On the 29th day of August, 1986, personally appeared before me Leon E. Lee, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereto set my hand and seal this 29th day of August, 1986.


                                /s/ Laura Lee Sorenson          .
                              NOTARY PUBLIC
                              Residing at Salt Lake City

My Commission Expires:
 12/4/89



STATE OF UTAH
                    :SS.
COUNTY OF SALT LAKE

     On the 29th day of August, 1986, personally appeared before me Ronald Tracy Stevens, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereto set my hand and seal this 29th day of August, 1986.


                                /s/ Laura Lee Sorenson          .
                              NOTARY PUBLIC
                              Residing at Salt Lake City

My Commission Expires:
 12/4/89

STATE OF UTAH
                    :SS.
COUNTY OF SALT LAKE

     On the 29th day of August, 1986, personally appeared before me Barbara
B. Lee, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereto set my hand and seal this 29th day of August, 1986.


                                /s/ Laura Lee Sorenson          .
                              NOTARY PUBLIC
                              Residing at Salt Lake City

My Commission Expires:
 12/4/89